SEVENTH SUPPLEMENTAL INDENTURE
SEVENTH SUPPLEMENTAL INDENTURE (this “Seventh Supplemental Indenture”), dated as of November 2, 2016, among Woods Cross Operating LLC, a Delaware limited liability company (the “Guaranteeing Subsidiary”), Holly Energy Partners, L.P., a Delaware limited partnership (“Holly Energy Partners”), and Holly Energy Finance Corp. (“Finance Corp.” and collectively with Holly Energy Partners, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein) and U.S. Bank National Association, as trustee under the Indenture referred to herein (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of March 12, 2012, providing for the issuance of 6.50% Senior Notes due 2020 (the “Notes”), a First Supplemental Indenture, dated as of August 6, 2012, providing for the addition of HEP UNEV Holdings, LLC, a Delaware limited liability company, and HEP UNEV Pipeline, LLC, a Delaware limited liability company, as Guarantors under the Indenture, a Second Supplemental Indenture, dated as of March 25, 2015, providing for the addition of HEP El Dorado LLC, a Delaware limited liability company, as Guarantor under the Indenture, a Third Supplemental Indenture, dated as of September 23, 2015, providing for the addition of HEP Casper SLC LLC, a Delaware limited liability company, as Guarantor under the Indenture, a Fourth Supplemental Indenture, dated November 17, 2015, providing for the addition of El Dorado Operating LLC, a Delaware limited liability company, as Guarantor under the Indenture, a Fifth Supplemental Indenture, dated March 22, 2016, providing for the addition of El Dorado Osage LLC, a Delaware limited liability company, as Guarantor under the Indenture, and a Sixth Supplemental Indenture, dated June 21, 2016, providing for the addition of HEP Cheyenne LLC, a Delaware limited liability company, as Guarantor under the Indenture;
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Seventh Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 10 thereof.
3.    NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, stockholder or agent of the Guaranteeing Subsidiary, as such, shall have any liability for any obligations of the Issuers or any Guaranteeing Subsidiary under the Notes, any Note Guarantees, the Indenture or this Seventh Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of the Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the U.S. Securities and Exchange Commission that such a waiver is against public policy.
4.    NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SEVENTH SUPPLEMENTAL INDENTURE.
5.    COUNTERPARTS. The parties may sign any number of copies of this Seventh Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Seventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuers.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Seventh Supplemental Indenture to be duly executed and attested, all as of the date first above written.
GUARANTEEING SUBSIDIARY:
WOODS CROSS OPERATING LLC, a Delaware limited liability company

By: /s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

ISSUERS:

HOLLY ENERGY PARTNERS, L.P.

By:	HEP Logistic Holdings, L.P., its general partner

By:	Holly Logistic Services, L.L.C., its general partner

By: /s/ Stephen D. Wise___        __
Stephen D. Wise
Vice President and Treasurer

HOLLY ENERGY FINANCE CORP.

By: /s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

OTHER GUARANTORS:
EL DORADO OPERATING LLC, a Delaware limited liability company

HEP CASPER SLC LLC, a Delaware limited liability company

HEP CHEYENNE LLC, a Delaware limited liability company

HEP EL DORADO LLC, a Delaware limited liability company

HEP LOGISTICS GP, L.L.C., a Delaware limited liability company

HOLLY ENERGY PARTNERS-OPERATING, L.P., a Delaware limited partnership

HOLLY ENERGY STORAGE-LOVINGTON LLC, a Delaware limited liability company

CHEYENNE LOGISTICS LLC, a Delaware limited liability company

EL DORADO LOGISTICS LLC, a Delaware limited liability company

EL DORADO OSAGE LLC, a Delaware limited liability company

HEP PIPELINE GP, L.L.C., a Delaware limited liability company

HEP REFINING GP, L.L.C., a Delaware limited liability company

HEP REFINING, L.L.C., a Delaware limited liability company

HEP TULSA LLC, a Delaware limited liability company

LOVINGTON-ARTESIA, L.L.C., a Delaware limited liability company

ROADRUNNER PIPELINE, L.L.C., a Delaware limited liability company

HEP SLC, LLC, a Delaware limited liability company

HEP UNEV HOLDINGS LLC, a Delaware limited liability company

HEP UNEV PIPELINE LLC, a Delaware limited liability company

By: /s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

HEP MOUNTAIN HOME, L.L.C., a Delaware limited liability company

HEP PIPELINE, L.L.C., a Delaware limited liability company

HEP WOODS CROSS, L.L.C., a Delaware limited liability company

Each by:	Holly Energy Partners—Operating, L.P., a Delaware limited partnership, its Sole Member

By: /s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

HEP FIN-TEX/TRUST RIVER, L.P., a Texas limited partnership

HEP NAVAJO SOUTHERN, L.P., a Delaware limited partnership

HEP PIPELINE ASSETS, LIMITED PARTNERSHIP, a Delaware limited partnership

Each by:	HEP Pipeline GP, L.L.C., a Delaware limited liability company, its General Partner

By: /s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

HEP REFINING ASSETS, L.P., a Delaware limited partnership

By:	HEP Refining GP, L.L.C., a Delaware limited liability company, its General Partner

By: /s/ Stephen D. Wise
Stephen D. Wise
Vice President and Treasurer

U.S. BANK NATIONAL ASSOCIATION,
as Trustee
By:     /s/ Damien Daley
Name:    Damien Daley
Title:    Assistant Vice President